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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 17, 2005, relating to the financial statements of the KEELEY Mid Cap Value Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
Milwaukee, WI
June 20, 2005

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